Exhibit 13.2

18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Prana Biotechnology Limited (the “Company”) on Form 20-F/A for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Revelins, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard Revelins*
Richard Revelins
Chief Financial Officer

June 18, 2007

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.